Exhibit 99.1

For Immediate Release
Media inquiries:                    Analyst inquiries:
Darci Valentine                    Jonathan Peisner
(317) 249-4414                    (317) 249-4390
darci.valentine@karauctionservices.com     jonathan.peisner@karauctionservices.com

KAR Auction Services Strengthens Senior Leadership Team
New Structure to Enhance Growth and Customer Experience

◦	Jim Hallett to Focus on Growth, Innovation, Creating Shareholder Value

◦	Don Gottwald Promoted to Newly Created KAR COO Position

◦	John Hammer Promoted to AFC CEO and President

Carmel, Ind.-March 20, 2014-KAR Auction Services, Inc. (NYSE: KAR) announced today that Don Gottwald will fill the newly created position of KAR chief operating officer. The creation of this new role will enable KAR to achieve even greater collaboration across its core business units and align the company in order to best serve the needs of its customers.

“This new structure will allow us to respond to an industry that is rapidly changing and is more complex, and enable the company’s continued growth,” said KAR CEO Jim Hallett. “This organizational shift best aligns our leadership talent for the benefit of our employees, our customers and our shareholders.”

The following changes are effective March 24, 2014:

Hallett to Expand Focus on Growth, Innovation and Creating Shareholder Value
One of the most experienced leaders in the auction industry, KAR CEO Hallett will focus on and influence the future of KAR and the automotive remarketing industry. In addition, he will enhance relationships with customers from all of KAR’s business segments. Hallett will also identify and lead the company’s strategic growth and innovation initiatives.

“Technology has become a differentiator for KAR, and I will continue to focus on our leadership position and how the use of technology will serve our customers,” said Hallett. “Innovation through technology is an important element of our growth strategy and a key contributor to creating shareholder value.”

Gottwald Promoted to KAR Chief Operating Officer (COO)
Stepping into the newly created position of KAR COO will be Don Gottwald. He has served as CEO of Automotive Finance Corporation (AFC), a subsidiary of KAR Auction Services, since 2009.

“Don was an obvious choice for this new role,” continued Hallett. “During his tenure at AFC, he has exhibited superb leadership skills, delivered unprecedented growth to the business during one of the most difficult credit downturns our economy has ever experienced, and successfully driven innovation through numerous initiatives.”

As COO, Gottwald will have responsibility for all KAR business units and related subsidiaries, including ADESA, Insurance Auto Auctions and AFC. He will also oversee all support functions, such as human resources, corporate development, enterprise optimization and client services. Gottwald will direct the strategic and operational leadership of these businesses as well as long-term alignment and integration enterprise wide. He will continue to report to Hallett.

“I look forward to working closely with our teams throughout KAR to maximize value and advance a deeper ‘one company’ application across all business units,” said Gottwald. “It is essential that we set the foundation to meet the diverse needs of both our customers and our markets."

Hammer Promoted to AFC CEO and President
Following a well-executed succession plan, John Hammer will assume the role of CEO and President of AFC. He was promoted to AFC president and chief operating officer in 2013 and first joined the company in 2009 as chief operating officer. Hammer will continue to report to Gottwald.

“During his nearly five years with AFC, John has proven to be a strong leader who is deeply invested in both employees and the company,” said Gottwald. “I am confident in his ability to drive AFC’s continued success.”

Prior to AFC, Hammer held senior management roles for more than a decade at various subsidiaries of GMAC Financial Services. He has also served as a general manager at AutoNation and held a management role at Mercedes Benz Credit Corp. Hammer has more than 20 years of experience in the automotive industry.

About KAR Auction Services
KAR Auction Services, Inc. is the holding company for ADESA, Inc. (“ADESA”), Insurance Auto Auctions, Inc. (“IAA”) and Automotive Finance Corporation (“AFC”). ADESA is a leading provider of wholesale used vehicle auctions with 65 North American locations and its subsidiary OPENLANE provides a leading Internet automotive auction platform. IAA is a leading salvage vehicle auction company with 164 sites across the United States and Canada. AFC is a leading provider of floorplan financing to independent and franchise used vehicle dealers with 105 sites across the United States and Canada. Together, the Company provides a unique, comprehensive, end-to-end solution for its customers’ remarketing needs.

Forward-Looking Statements
Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.
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